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                                   Exhibit 21

                       SUBSIDIARIES OF TRC COMPANIES, INC.

Listed below are the subsidiaries which are included in the consolidated financial statements of TRC Companies, Inc. Inactive subsidiaries are excluded.


                                                                                     PERCENT OF
                                                                                    VOTING STOCK
NAME OF SUBSIDIARY AND JURISDICTION IN WHICH INCORPORATED OR ORGANIZED           OWNED BY REGISTRANT
TRC Alton Geoscience, Inc. (incorporated in California)                                 100%

TRC Environmental Corporation (incorporated in Connecticut)                             100%

TRC Environmental Solutions, Inc. (incorporated in California)                          100%

TRC Mariah Associates, Inc. (incorporated in Wyoming)                                   100%

TRC Engineers, Inc. (incorporated in New Jersey)                                        100%

TRC Garrow Associates, Inc. (incorporated in Georgia)                                   100%

TRC North American Weather Consultants (incorporated in Utah),                          100%
 a subsidiary of TRC Environmental Corporation

TRC Vectre Corporation (incorporated in New Jersey)                                     100%

Hunter Associates, Inc. (incorporated in Nevada)                                        100%

Lowney Associates (incorporated in California)                                          100%

Metuchen Realty Acquisition, LLC (formed in New Jersey)                                  50%




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